UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2007

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02– Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2007, salesforce.com, inc. (the “Company”) awarded cash bonuses to its named executive officers. The bonus amounts were based primarily on the achievement of specific corporate and individual goals during its fiscal year 2007, from February 1, 2006 to January 31, 2007, net of mid-year bonus payouts made on September 29, 2006. The following table sets forth the bonus amounts paid on March 30, 2007 to the Company’s named executive officers as approved by the Compensation Committee of the Company’s Board of Directors and the Company’s Chief Executive Officer:

Named Executive Officer	Position	Bonus Amount
Marc Benioff	Chairman of the Board and Chief Executive Officer	$0
Steve Cakebread (1)	Executive Vice President and Chief Financial Officer	$184,476
Kenneth Juster (2)	Executive Vice President of Law, Policy, and Corporate Strategy	$130,000
David Moellenhoff (3)	Chief Technology Officer	$65,750
Jim Steele (4)	President, Worldwide Sales and Distribution	$197,250

(1)	Mr. Cakebread was paid a mid-year bonus on September 29, 2006 of $50,000.
(2)	Mr. Juster was paid a mid-year bonus on September 29, 2006 of $50,000.
(3)	Mr. Moellenhoff was paid a mid-year bonus on September 29, 2006 of $24,250.
(4)	Mr. Steele was paid a mid-year bonus on September 29, 2006 of $72,750.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2007	salesforce.com, inc.

/s/ David Schellhase
David Schellhase, Senior Vice President and General Counsel